Exhibit 99.2

Where Food Comes From, Inc.

2026 First Quarter Conference Call

Call date: Thursday May 14, 2026

Call time: 10:00 a.m. Mountain Time

Jay Pfeiffer – Investor Relations

Good morning and welcome to the Where Food Comes From 2026 first quarter earnings call.

Joining me on the call today are CEO John Saunders and Chief Financial Officer Dannette Henning.

During this call we’ll make forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about financial performance, growth strategy, customers, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information.

I’ll now turn the call over to John Saunders.

John

Hello and thanks for joining the call today.

This morning, in our first quarter results news release, we were pleased to announce year-over-year revenue growth and a return to profitability.

Verification and certification revenue increased 6% in the quarter to $4.4 million from $4.2 million while product sales edged up slightly to $713,000 from $702,000. Total revenue increased nearly 2% year over year to $5.4 million.

This growth – which we achieved despite persistent headwinds around tariffs and herd shrinkage – was driven by steady new customer wins based on increasing demand for a range of certifications we provide. And for all the talk of challenges on the beef side of things, I’m happy to report that many of our new customers are for beef related services, with the balance coming onboard for a range of non-beef related programs and certifications.

A highlight on the beef side has been the RaiseWell program that we launched in the first quarter. RaiseWell offers brands, high-end retailers and foodservice operators a great way to attract consumers seeking premium protein products that have been verified back to source of origin as having been responsibly raised – meaning they have not administered antibiotics or added hormones and have complied with rigorous animal care requirements throughout the life of the animal.

The RaiseWell launch has gone very well thus far. We secured Whole Foods Market as the first major retailer to adopt the program for its beef supply. And we are generating meaningful revenue right now. RaiseWell is equally suited to other proteins, including pork, bison, lamb, poultry, eggs, and dairy.

In terms of product sales, we are experiencing lower volumes in line with fewer head of cattle being put through the system and temporary tag subsidies offered to ranchers. Despite that, our product revenue was slightly higher year over year, reflecting increased demand for premium tags that offer more features that ranchers are looking for.

As we mentioned last quarter, the cattle industry is going through an unusual period of disruption due to the confluence of many factors, but with this disruption comes many opportunities. One of those is a potential opportunity to demonstrate our unique capabilities in response to an animal disease outbreak.

As you may know, the Mexican cattle industry is experiencing an outbreak of what is known as New World Screwworm. This outbreak has been steadily moving north and now involves a couple of Mexican states bordering Texas. The USDA is working hard to prevent a cross-border spread, but should such a spread occur, we are ideally positioned to help manage the response. Our IMI Global unit maintains the industry’s most advanced animal traceability system. And, with our growing partnership with Cattle Trace – the producer-led, private industry database – we can quickly deploy a system that enables contact tracing and allows animal health officials to identify livestock and locations that may have been exposed to disease.

In the meantime, we are seeing solid growth in a number of non-beef business lines.

Verifications for pork, dairy and egg operations all extended their growth momentum in the first quarter. Certification activity for Organic, non-GMO, Gluten Free, and Upcycled also showed gains. And again, we continue to leverage our extensive solutions portfolio to our advantage through bundling incentives that save our customers time and money.

In closing, we remain optimistic about our ability to profitably grow our business over the long term, and, accordingly, plan to continue our stock repurchase program. We bought back 24,469 shares of our common stock during the first quarter at a cost of $293,000. Total buybacks since plan inception (including private purchases) are 1,399,121 shares at a cost of approximately $15.5 million.

And with that, I’ll thank you again for joining the call today and open the call to questions. Operator…

Question and Answer Session:

Operator

This concludes today’s conference. You may disconnect your lines at this time, and thank you for your participation.